Exhibit 32

Section 1350 Certifications

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of BankGreenville Financial Corporation (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The annual report of the Company for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 25, 2008	By: /s/ Russel T. Williams
Russel T. Williams
Chief Executive Officer

Date: March 25, 2008	By: /s/ Paula S. King
Paula S. King
Chief Financial Officer